Exhibit 99.4

For Company Use (Do Not Fill In)

Date Received:
Check No.:
Paid with Subscription:	$
Refund (if any):	$
Balance Due	$
Number of Shares Requested:
Number of Shares Accepted:

SUBSCRIPTION OFFER

New Peoples Bankshares, Inc.

Honaker, Virginia

The undersigned (“you” or “your”), having received and reviewed the prospectus dated [                    ], 2012 (the “Prospectus”) of New Peoples Bankshares, Inc. (the “Company”), a bank holding company organized under the laws of State of Virginia, and in sole reliance on the information contained therein, hereby subscribes for                      shares of the Company’s common stock at a price of $1.50 per share payable as provided herein and as described in and offered (the “Offering”) pursuant to the Prospectus furnished to the undersigned herewith.

The Company is offering a minimum of 6,666,667 (“Minimum Offering Amount”) and a maximum of 16,666,667 (“Maximum Offering Amount”) shares of the Company’s common stock.

The subscription is payable as follows:

The sum of $              (being $1.50 per share of common stock subscribed) is paid herewith, in United States dollars either by personal check drawn on an U.S. bank, a bank check drawn on New Peoples Bank, Inc. or by wire transfer as set out below payable to “Registrar and Transfer – New Peoples Escrow Account” to subscribe for the number of shares set forth above.

With subscriptions and payment being mailed to:

Registrar and Transfer Company

Attn: [                    ]

10 Commerce Drive

Cranford, NJ 07016

Subscription Agent for New Peoples Bankshares, Inc.

The total subscription price must be paid by check or wire transfer at the time you execute this Subscription Offer.

In connection with this subscription, you acknowledge and agree that:

1. Acceptance of Subscription. You understand and agree that the Company shall have the right to accept or reject your subscription in whole or in part, for any reason whatsoever. The Company may reduce the number of shares for which you have subscribed, indicating the lesser number of shares applicable to your subscription on its written form of acceptance. You agree that your subscription will be binding for the lesser number of shares as indicated.

2. Acknowledgments. All terms of the Prospectus are incorporated herein by reference. You hereby acknowledge receipt of a copy of the Prospectus, and represent that this subscription is made solely on the basis of the information contained in the Prospectus and is not made in reliance on any inducement, representation or statement not contained in the Prospectus. You understand that no person (including any officer or director of the Company) has authority to give any information or make any representation not contained in the Prospectus, and if given or made, such information and representations should not be relied upon as having been made by the Company or its officers or directors. This Subscription Offer and the Prospectus contain the entire agreement and understanding among you, the officers and directors of the Company and the Company with respect to the offering and sale of shares in the Offering. This Subscription Offer creates a legally binding obligation, and you agree to be bound by the terms of this Offer.

3. Revocation. You agree that once this Subscription Offer is tendered to the Company you may not withdraw it and that this Subscription Offer shall survive your death or disability.

4. Minimum Offering Amount. In the event that subscriptions in the Offering are received for fewer than the Minimum Offering Amount, your payment for the shares will be refunded to you without interest and no shares will be issued in the Offering.

5. Governing Law. This Subscription Offer is governed by Virginia law (other than its principles of conflict of laws).

6. Escrow. All funds paid under this subscription offer will be held in the Escrow Account as provided in the Prospectus with Registrar and Transfer Company as escrow agent.

7. No Waiver. By executing this Subscription Offer, you are not waiving any rights you may have under federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

8. SUBSTITUTE FORM W-9: Under penalties of perjury, you certify that (1) the Social Security Number or Taxpayer Identification Number given below is correct; and (2) you are not subject to backup withholding. (INSTRUCTION: YOU MUST CROSS OUT ITEM (2) DIRECTLY ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER-REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.)

9. By your initials below, you acknowledge and agree that:

(1) THESE SECURITIES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY OR PERSON AND ARE SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL; (2) THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, THE FDIC OR THE VIRGINIA BUREAU OF FINANCIAL INSTITUTIONS, NOR HAS THE SEC, THE FDIC OR THE VIRGINIA BUREAU OF FINANCIAL INSTITUTIONS PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS, AND THAT ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL; AND (3) YOU HAVE RECEIVED A COPY OF THE PROSPECTUS BEFORE SIGNING THIS SUBSCRIPTION OFFER.

(2) If this subscription offer is being processed through a registered broker-dealer that by execution hereof such broker-dealer is authorized to transfer sufficient funds as indicated above from your account with such broker-dealer to                      as escrow agent.

Instruction:	Each subscriber must place initials on the line below to indicate that he/she has read the above paragraphs.

(Subscriber’s Initials)
(Subscriber’s Initials)

You have signed this Subscription Offer on the date indicated beside your signature below, and hereby request that certificates evidencing the securities purchased pursuant to this Subscription Offer be registered in the name and form of ownership described below.

(SEAL)
(Signature)		(Date)

(SEAL)
(Additional Signature, if required)		(Date)

Complete all blanks on this Subscription Offer form, make check or wire transfer as set out below in the amount of $1.50 for each share of common stock of Company subscribed payable to “Registrar and Transfer – New Peoples Escrow Account” and mail subscription and any check to:

Registrar and Transfer Company

Attn: [                    ]

10 Commerce Drive

Cranford, NJ 07016

Subscription Agent for New Peoples Bankshares, Inc.

WIRE INSTRUCTIONS

For the Benefit of:	Registrar and Transfer Company
As Rights Offering Agent for Various Holders

Account Number:	276-053-5977

Bank:	TD Bank
6000 Atrium Way
Mt. Laurel, NJ 08054

ABA Number:	031-201-360

Any questions concerning subscriptions or the offering may be directed to the above address or to (            )                     .

REGISTRATION INFORMATION

(PLEASE PRINT)

Name(s) in which the securities are to be registered

Address (Street or Post Office Box)

City, State, and Zip Code

( )	( )

Daytime Phone	Evening Phone	Taxpayer ID (Social Security Number)

Legal form of ownership:

( ) Individual	( ) Joint Tenants with Right of Survivorship
( ) Tenants in Common	( ) Uniform Transfers to Minors
( ) Other